EXHIBIT 10.1

HNI CORPORATION
AMENDED AND RESTATED INDEMNITY AGREEMENT

This Amended and Restated Indemnity Agreement, effective as of ________________ (this "Agreement"), between HNI Corporation, an Iowa corporation ("Corporation"), and _______________ ("Indemnitee").

WITNESSETH:

WHEREAS, the Corporation entered into an Indemnity Agreement, dated as of __________ (the "Original Agreement"), with Indemnitee, and the Corporation and Indemnitee desire to amend and restate the Original Agreement in its entirety;

WHEREAS, Indemnitee is a director or an officer of the Corporation and, as such, is or will be performing valuable services for or on behalf of the Corporation; and

WHEREAS, Indemnitee is willing to continue to perform such services, and may from time to time perform additional services, for or on behalf of the Corporation on the condition that Indemnitee is indemnified as provided in this Agreement; and

WHEREAS, it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to fully effectuate the indemnity provided in this Agreement; and

WHEREAS, all capitalized terms used in this Agreement are used herein as defined in Section 15 hereof;

WHEREAS, the terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to indemnification and shall supercede and may not be contradicted by evidence of any prior or contemporaneous agreement, including, without limitation, the Original Agreement;

NOW THEREFORE, in order to induce Indemnitee to serve or continue to serve the Corporation as a director or an officer and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the Indemnitee hereby agree to amend and restate the Original Agreement as follows:

1.           Services by Indemnitee.  Indemnitee agrees to serve as a director or an officer of the Corporation for so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Articles of Incorporation, as amended ("Articles of Incorporation"), and By-laws, as amended ("By-laws"), of the Corporation or until such time as Indemnitee resigns or otherwise ceases to be a director or an officer.  Indemnitee may from time to time also perform other services at the request or for the convenience of the Corporation.  Following the termination of Indemnitee's service as a director or an officer of the Corporation by reason of resignation or otherwise, the Corporation shall continue to be obligated to indemnify Indemnitee under this Agreement for acts occurring while Indemnitee was serving as a director or an officer of the Corporation, whether such acts occurred prior to or after the date hereof.  Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Corporation or affect the right of the Corporation to terminate the Indemnitee's employment at any time in the sole discretion of the Corporation with or without cause.

2.           Indemnification.  Subject to the limitations set forth in this Section 2 and in Section 6 of this Agreement, the Corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by applicable law and the Articles of Incorporation and the By-laws, as the same may be amended from time to time, from and against any and all Expenses and Liabilities in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, or otherwise with respect to any Proceeding relating to or arising out of Indemnitee's being or having been, at any time prior to or after the date hereof, a director or an officer of the Corporation or as to action taken in another capacity by or on behalf of the Corporation while serving as such director or officer.  The right to indemnification conferred in this Agreement shall be presumed to have been relied upon by Indemnitee in Indemnitee's agreeing to serve, or serving, or continuing to serve, or having served, as a director or an officer of the Corporation and shall be enforceable as a contract right.  Without in any way limiting the scope of the indemnification otherwise provided by this Section 2, if and whenever Indemnitee is or was a party or is threatened to be made a party to any Proceeding (including without limitation any Proceeding brought by or in the right of the Corporation) because Indemnitee is or was, at any time prior to or after the date hereof, a director or an officer of the Corporation or because of any act or omission by Indemnitee in any such capacity by or on behalf of the Corporation, the Corporation shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses and Liabilities actually and reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of the Proceeding.  In addition to the foregoing, the rights of Indemnitee to indemnification provided in this Agreement shall include those rights set forth in Sections 3 and 8 hereof.  Notwithstanding anything in this Agreement to the contrary and prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any claim initiated by Indemnitee against the Corporation or any director or officer of the Corporation unless the Corporation has joined in or consented to the initiation of such claim; provided, however, that the Corporation shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee in writing, shall advance, in accordance with the terms of this Agreement, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Corporation under this Agreement or any other agreement, by-law or articles of incorporation now or hereafter in effect and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance payment or insurance recovery, as the case may be.

3.           Advancement of Expenses; Establishment of Trust; Letter of Credit.

a.           Advancement of Expenses.  All reasonable Expenses incurred by or on behalf of Indemnitee shall be advanced to Indemnitee from time to time by the Corporation to the fullest extent permitted by applicable law within 20 days after the receipt by the Corporation of a written request for the advancement of any such Expenses, whether before or after final disposition of a

Proceeding (except to the extent that there has been a Final Adverse Determination that Indemnitee is not entitled to be indemnified for any such Expenses), including without limitation any Proceeding brought by or in the right of the Corporation.  The written request for an advancement of Expenses under this Section 3(a) shall contain reasonable details of the Expenses incurred by or on behalf of Indemnitee for which advancement is thereby requested.  By executing such a request, Indemnitee shall be deemed to have made such written affirmation of Indemnitee's good faith belief that Indemnitee has met the standard of conduct required by law to be met to entitle Indemnitee to such advancement of Expenses (including, without limiting the generality of the foregoing, Indemnitee's written affirmation of Indemnitee's good faith belief that Indemnitee has met the relevant standard of conduct described in Section 490.851 of the Iowa Business Corporation Act (the "IBCA") or that the Proceeding involved conduct for which Liability has been eliminated under a provision of the Articles of Incorporation as authorized by Section 490.202, subsection 2, part d of the IBCA).  Advancement of Expenses by the Corporation in connection with any Proceeding shall be made only upon delivery to the Corporation of a written undertaking to repay any funds advanced if the Indemnitee is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the Indemnitee has not met the relevant standard of conduct required for indemnification under the IBCA.  Such undertaking must be an unlimited general obligation of Indemnitee that need not be secured and may be accepted without reference to financial ability to make repayment; provided, however, that under no circumstances shall Indemnitee be deemed to have undertaken to repay to the Corporation Expenses for which Indemnitee has the right to be indemnified under this Agreement or otherwise.

b.           Establishment of Trust.  Upon receipt of a written request from Indemnitee for advancement of Expenses or indemnification pursuant to this Agreement, the Corporation shall create a grantor trust (the "Trust"), the trustee of which shall be chosen by Indemnitee.  Upon receipt of any such written request from Indemnitee, the Corporation shall from time to time fund the Trust in amounts sufficient to satisfy any and all Expenses and Liabilities that are reasonably anticipated at the time of such request and for which the Corporation may indemnify Indemnitee under this Agreement.  The amount or amounts to be deposited in the Trust pursuant to this funding obligation shall be determined by mutual agreement of Indemnitee and the Corporation or, if Indemnitee and the Corporation are unable to reach such agreement, by Independent Legal Counsel selected by Indemnitee and shall be used exclusively for the uses and purposes set forth in the Trust.  The terms of the Trust shall provide that:

(1)           the Trust shall not be revoked or the principal thereof invaded without the consent of Indemnitee and the Corporation;

(2)           Indemnitee shall not have any preferred claim to, or any beneficial ownership in, any assets of the Trust prior to the time that such assets are paid to Indemnitee as provided in the Trust;

(3)           within ten days of a request by Indemnitee, the trustee of the Trust shall advance to Indemnitee amounts sufficient to satisfy any and all Expenses, provided that Indemnitee shall have executed and delivered to the Corporation the written affirmation and the written undertaking required by Section 3(a) of this Agreement;

(4)           the Trust shall continue to be funded by the Corporation in accordance with the funding obligations set forth in this Section 3(b);

(5)           the trustee of the Trust shall promptly pay to Indemnitee any amounts to which Indemnitee shall be entitled pursuant to this Agreement; and

(6)           all unexpended funds in the Trust shall revert to the Corporation on a final determination either by Independent Legal Counsel selected by Indemnitee or by a court of competent jurisdiction that Indemnitee has been fully indemnified with respect to the Proceeding giving rise to the establishment of the Trust under the terms of this Agreement.

c.           Letter of Credit. In order to secure the obligations of the Corporation to indemnify and advance Expenses to Indemnitee pursuant to this Agreement, the Corporation shall obtain at its expense at the time of any Change in Control an irrevocable standby letter of credit naming Indemnitee as the sole beneficiary ("Letter of Credit").  The Letter of Credit shall be in an appropriate amount not less than $1,000,000, shall be issued by a financial institution having assets in excess of $100,000,000 and shall contain terms and conditions reasonably acceptable to Indemnitee.  The Letter of Credit shall provide that Indemnitee may from time to time draw certain amounts thereunder, upon written certification by Indemnitee to the issuer of the Letter of Credit that Indemnitee has made written request to the Corporation for an amount not less than the amount Indemnitee is drawing under the Letter of Credit, that the Corporation has failed or refused to provide Indemnitee with such amount in full within 20 days after receipt of such request, and that Indemnitee believes that Indemnitee is entitled under the terms of this Agreement to the amount that Indemnitee is drawing under the Letter of Credit.  The issuance of the Letter of Credit shall not in any way diminish the obligation of the Corporation to indemnify Indemnitee against Expenses and Liabilities to the full extent required by this Agreement or otherwise.  Once the Corporation has obtained the Letter of Credit, the Corporation shall at its expense maintain and renew the Letter of Credit or a substitute letter of credit meeting the criteria of this Section 3(c) during the term of this Agreement, so that the Letter of Credit shall have an initial term of five years, shall be renewed for successive five-year terms, and shall always have at least one year of its term remaining after the termination of this Agreement.

4.           Presumptions and Effect of Certain Proceedings.

a.           Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome such presumption in reaching any contrary determination.  The partial or complete disposition of any Proceeding by judgment, order, settlement, arbitration award, conviction, dismissal, or acceptance of a plea of nolo contendere or its equivalent, shall not affect such presumption and, except as may be provided in Section 6 of this Agreement, shall not be determinative that the Indemnitee failed to meet any requisite standard of conduct and shall not establish a presumption with regard to any other factual matter relevant to determining the right of Indemnitee to indemnification under this Agreement or otherwise.

b.           If the person or persons empowered to make a determination pursuant to Section 5 of this Agreement shall have failed to make the requested determination within 30 days after any judgment, order, settlement, arbitration award, conviction, dismissal, acceptance of a plea of nolo contendere or its equivalent, or other partial or complete disposition of any Proceeding or any other event that could enable the Corporation to determine the right of Indemnitee to be indemnified under this Agreement or otherwise, the requisite determination that Indemnitee has the right to such indemnification shall be deemed to have been made, provided that such thirty-day period may be extended for a reasonable time (not to exceed an additional 30 days), if the person or persons so empowered to make such a determination in good faith require such additional time to obtain or evaluate documentation or information relating thereto, and provided further that the foregoing provisions of this Section 4(b) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders of the Corporation pursuant to Section 5(b) of this Agreement and (i) within 15 days after receipt by the Corporation of the request for such determination, the Board of Directors resolves to submit such determination to the shareholders for their consideration at an annual meeting to be held within 75 days after such receipt, and such determination is made thereat, or (ii) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination and is held for such purpose within 60 days after having been so called, and such determination is made thereat.

5.           Procedure for Determination of Right of Indemnitee to be Indemnified.

a.           Whenever Indemnitee believes that Indemnitee has a right to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Corporation.  Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of the right of Indemnitee to be indemnified pursuant to this Agreement.  In any event, Indemnitee shall submit such request for indemnification within a reasonable time, which shall not exceed five years after any judgment, order, settlement, arbitration award, conviction, dismissal, acceptance of a plea of nolo contendere or its equivalent, or other final disposition of any Proceeding.  Upon receipt of any such request for indemnification, the General Counsel or other appropriate officer of the Corporation shall promptly advise the Board of Directors in writing that Indemnitee has made such request.  Determination that indemnification of the Indemnitee is permissible because the Indemnitee has met the relevant standard of conduct required by the IBCA shall be made not later than 30 days after the receipt by the Corporation of such written request for indemnification; provided, however, that any request for indemnification for Liabilities (other than amounts paid in settlement) with respect to a particular Proceeding shall be made only after a determination thereof has been made in that particular Proceeding.  If it is so determined that that indemnification of the Indemnitee is permissible because the Indemnitee has met the relevant standard of conduct required by the IBCA, payment to Indemnitee shall be made within 10 days after such determination.

b.           The Corporation shall be entitled to select the forum in which the right of Indemnitee to indemnification will be heard; provided, however, if such forum is selected after a Change in Control of the Corporation, Independent Legal Counsel shall determine whether Indemnitee has the right to indemnification.  The forum shall be any one of the following:

       (1)           the shareholders of the Corporation, but shares owned by or voted under the control of an Indemnitee or other party to the Proceeding who at the time does not qualify as a Disinterested Director shall not be voted on the determination

(2)           if there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all the Disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote; or

(3)           Independent Legal Counsel, who shall make the determination in a written opinion.

6.           Specific Limitations on Indemnification.  Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated under this Agreement to make any payment to Indemnitee for indemnification with respect to any Proceeding:

a.           to the extent that payment is actually made to Indemnitee under any insurance policy, or is made to Indemnitee by the Corporation or an affiliate of the Corporation otherwise than pursuant to this Agreement; provided, however, notwithstanding the availability of any such insurance, Indemnitee also may claim indemnification from the Corporation pursuant to this Agreement by assigning to the Corporation any claims under any such insurance to the extent Indemnitee is paid by the Corporation;

b.           if a court in such Proceeding has entered a judgment or other adjudication that is final and has become nonappealable and establishes that the claim of Indemnitee for indemnification arose from (1) a breach by Indemnitee of Indemnitee's duty of loyalty to the Corporation or its shareholders, (2) acts or omissions of Indemnitee that were not in good faith or involved intentional misconduct or knowing violations of the law, (3) a transaction in which Indemnitee derived an improper personal benefit, or (4) liability of Indemnitee to the Corporation pursuant to Section 490.833 of the Iowa Business Corporation Act (or any successor provision thereto);

c.           prior to the occurrence of a Change in Control, for Liabilities in connection with any Proceeding settled without the consent of the Corporation, which shall not be unreasonably withheld; or

d.           for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934.

7.           Fees and Expenses of Independent Legal Counsel.  The Corporation shall pay the reasonable fees and expenses of Independent Legal Counsel or a panel of three arbitrators, if Independent Legal Counsel or a panel of arbitrators is retained to make a determination of the right of Indemnitee to indemnification pursuant to Section 5(b) of this Agreement, and to fully indemnify such Independent Legal Counsel or panel of arbitrators against any and all expenses and losses incurred by any of them and arising out of or relating to this Agreement or their engagement pursuant hereto.

8.           Remedies of Indemnitee.

a.           If a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification, or if advances of Expenses are not made to Indemnitee pursuant to this Agreement, or if payment is not timely made following a determination that Indemnitee has a right to indemnification pursuant to this Agreement, or if Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Iowa of the remedy sought.  Alternatively, unless the determination was made by a panel of arbitrators pursuant to Section 5(b)(4) of this Agreement, Indemnitee may elect to seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association then in effect, and the decision of such arbitrator shall be rendered within 90 days following the filing of the demand for arbitration.  The Corporation shall not oppose the right of Indemnitee to seek any such adjudication or arbitration award.  In any such proceeding or arbitration, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome such presumption.

b.           If a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5, the decision in the judicial proceeding or arbitration provided in Section 8(a) shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that Indemnitee is not entitled to indemnification.

c.           If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 or is deemed to have been made pursuant to Section 4 or otherwise pursuant to this Agreement, the Corporation shall be bound by such determination in the absence of a misrepresentation of a material fact by Indemnitee.

d.           The Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable, and the Corporation shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

e.           Expenses reasonably incurred by Indemnitee in connection with the request of Indemnitee for indemnification under, seeking enforcement of, or to recover damages for breach of, this Agreement shall be borne by the Corporation when and as incurred by Indemnitee irrespective of any Final Adverse Determination that Indemnitee is not entitled to indemnification.

9.           Insurance.

a.           Maintenance of Insurance.  The Corporation represents that it presently maintains certain policies of directors' and officers' liability insurance.  Subject only to the provisions of this Section 9, the Corporation agrees that, during the Indemnification Period, the Corporation shall use its best efforts to purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors' and officers' liability insurance providing coverage that, in scope and amount and all other respects, is no less favorable than that presently provided.

Notwithstanding the foregoing, prior to the occurrence of a Change in Control, the Corporation shall not be required to maintain such policies of directors' and officers' liability insurance if such insurance is not reasonably available or if it is in good faith determined by the Board of Directors that:

(1)           the premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder; or

(2)           the protection provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance.

Notwithstanding anything in this Agreement to the contrary, to the extent that and for so long as the Corporation shall choose to continue to maintain any policy of directors' and officers' liability insurance during the Indemnification Period, the Corporation shall maintain similar and equivalent insurance for the benefit of Indemnitee during the Indemnification Period (regardless of whether such similar or equivalent insurance is more or less favorable to Indemnitee than the existing policy or policies of such insurance maintained by the Corporation).

b.           Additional Indemnification in Lieu of Insurance.  If the Corporation discontinues any policy or policies of directors' and officers' liability insurance referred to in Section 9(a) of this Agreement or limits in any way the scope or amount of the coverages provided thereunder, or such policies or coverages provided thereunder become unavailable in whole or in part for any reason, the Corporation agrees to hold harmless and indemnify Indemnitee for the remainder of the Indemnification Period to the full extent of the coverage that would otherwise have been provided for the benefit of Indemnitee if the insurance specified in Section 9(a) hereof had been maintained.

10.           Modification, Waiver, Termination and Cancellation.  No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both Indemnitee and the Corporation.  No waiver of any provision of this Agreement shall constitute or be deemed to be (a) a waiver of any other provision of this Agreement or (b) a continuing waiver.

11.           Subrogation.  In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all such papers as may be reasonably required and shall do all such other things as may be reasonably necessary to secure such rights, including the execution of such documents as may be reasonably necessary to enable the Corporation to effectively bring suit to enforce such rights.

12.           Notice by Indemnitee and Defense of Claim.  Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any civil, criminal, administrative or investigative matter, but the omission to so notify the Corporation shall not relieve the Corporation of any liability that it may have to Indemnitee if such omission does not materially prejudice the rights of the Corporation.  If such omission does materially prejudice the rights of the Corporation, the Corporation shall be relieved from liability under this Agreement only to the extent of such prejudice, and no such omission will relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Agreement.  With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

a.           The Corporation will be entitled to participate therein at its own expense; and

b.           The Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense of Indemnitee therein with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of Indemnitee in any Proceeding if there has been a Change in Control or if Indemnitee has reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to the Proceeding.  After notice to Indemnitee from the Corporation of its election to assume the defense of Indemnitee therein, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ his or her own counsel in any such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

(1)           the employment of counsel by Indemnitee has been authorized by the Corporation;

(2)           Indemnitee has reasonably concluded that counsel employed by the Corporation may not adequately represent Indemnitee; or

(3)           the Corporation has not in fact employed counsel to assume the defense of Indemnitee in the Proceeding or has not in fact assumed such defense or is not acting with reasonable diligence in connection therewith; in each of which cases, the fees and expenses of such counsel shall be borne by the Corporation.

c.           The Corporation shall not settle any Proceeding in any manner that would impose any liability, penalty or limitation on Indemnitee without the written consent of Indemnitee; provided, however, that Indemnitee will not unreasonably withhold consent to any proposed settlement.

13.           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed or (b) mailed by registered mail with postage prepaid.

a.           If to Indemnitee, to:

b.           If to the Corporation, to:

HNI Corporation
408 East Second Street
Muscatine, Iowa  52761-7109
Attention:  General Counsel

or to such other address as may be hereafter furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

14.           Nonexclusivity.  The rights of Indemnitee under this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Business Corporation Act of the State of Iowa, the Articles of Incorporation or By-laws of the Corporation, or any Agreements, vote of shareholders, resolution of the Board of Directors or otherwise and, to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

15.           Certain Definitions.  For the purposes of this Agreement, the following terms shall have the following meanings:

a.           "Change in Control" means:

(1)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that (a) for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from the Corporation that is approved by a majority of the Incumbent Board (as defined below), (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 15(a) and (b) a Change in Control will not be deemed to have occurred if a Person becomes the beneficial owner of 20% or more of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities as a result of a reduction in the number of shares of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Board unless and until such Person thereafter becomes the beneficial owner of any additional shares of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities representing 1% or more of the then-outstanding Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, other than as a result of a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Outstanding Common Stock or Outstanding Voting Securities are treated equally; or

(2)           individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, or appointment, was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the corporation in which such person is named as a nominee for director without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)           the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding the Corporation, any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)           approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation, except pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 15(a).

b.           "Disinterested Director" means a director of the Corporation who, at the time of a vote referred to in Section 490.853, subsection 3, or 490.855, subsection 2 or 3, of the IBCA is not or was not either (1) a party to the Proceeding with respect to which indemnification is being sought by Indemnitee or (2) an individual having a familial, financial, professional or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

c.           "Expenses" shall include all direct and indirect costs (including but not limited to attorneys' fees, retainers, court costs, transcript fees, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage costs, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by the Corporation or any third party) actually and reasonably incurred in connection with the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to Indemnification under this Agreement, applicable law or otherwise; provided, however, that Expenses shall not include any Liabilities.

d.           "Final Adverse Determination" means a determination that Indemnitee is not entitled to indemnification pursuant to Section 5 of this Agreement and either (i) a final, nonappealable adjudication in an Iowa court or decision of an arbitrator pursuant to Section 8(a)  of this Agreement shall have denied the right of Indemnitee to indemnification under this Agreement or (ii) Indemnitee shall have failed to file a complaint in an Iowa court or seek an arbitration award pursuant to Section 8(a) hereof within 120 days after the determination made pursuant to Section 5 hereof.

e.           "Indemnification Period" means the period of time, prior to or after the date hereof, during which Indemnitee shall serve as a director or officer of the Corporation and for so long thereafter as Indemnitee may be subject to any Proceeding.

f.           "Independent Legal Counsel" means special legal counsel who is selected by the Board of Directors by a majority vote of all the Disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote, or, if there are fewer than two Disinterested Directors, by a majority vote of the full Board of Directors, including directors who are not Disinterested Directors, a majority of whom shall for such purpose constitute a quorum.  Notwithstanding the foregoing, Independent Legal Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine the right of Indemnitee to indemnification under this Agreement.

g.            "Liabilities" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a Proceeding.

h.           "Proceeding" means any threatened, pending or completed action, proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, that is associated with Indemnitee being or having been, prior to or after the date hereof, a director or officer of the Corporation.

16.           Binding Effect; Duration and Scope of Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by Indemnitee and the Corporation and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs, executors, personal representatives and administrators and other legal representatives.  This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as a director or officer of the Corporation.

17.           Severability.  If any provision or provisions of this Agreement shall be held to be illegal, invalid or otherwise unenforceable for any reason whatsoever:

a.           the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

b.           the provisions of this Agreement shall be construed so as to give effect to the fullest extent legally possible to the intent of any provisions held to be illegal, invalid or otherwise unenforceable.

18.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Iowa.

19.           Entire Agreement.  This Agreement represents the entire Agreement between the Corporation and Indemnitee, and there are no other Agreements, contracts or understandings between them with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 14 hereof.

IN WITNESS WHEREOF, this Indemnity Agreement is executed by the Corporation and the Indemnitee as of the date first written above.

HNI Corporation

By:
Name:
Title:

INDEMNITEE
Name: